UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2009

NUTRITION 21, INC.

(Exact name of registrant as specified in its charter)

New York	0-14983	11-2653613
(State or Other Jurisdiction of Incorporation)	(Commission file Number)	(IRS Employer Identification No.)

4 Manhattanville Road, Purchase, New York	10577
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (914) 701-4500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Reference is made to Item 2.04 of this Report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to Item 2.04 of this Report.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Background

On July 31, 2007, Nutrition 21, Inc. (the “company”), and two wholly owned subsidiaries (collectively the “Borrower”) entered into a Loan and Security Agreement (“Agreement”) dated as of June 30, 2007 with Gerber Finance Inc. (“Gerber”). The Loan and Security Agreement as amended on February 8, 2008 and June 30, 2009 is referred to in this Report as the Loan Agreement.

Under the Loan Agreement, the Borrower could on a revolving basis and at Gerber’s discretion borrow from Gerber, against eligible receivables and eligible inventory under a formula set forth in the Agreement, up to a maximum of $2,000,000 at any time outstanding. Principal and interest and other amounts owing by the company under the Agreement are secured by a first and prior security interest in the assets of the Borrower, except that holders of notes (the “Iceland Health Notes”) of the company due August 25, 2009 in the aggregate principal amount of $2,250,000 have a first and prior security interest in the company’s Iceland Health trademarks. The term of the Loan Agreement was to expire on June 30, 2010, subject to earlier termination on certain defaults, including a covenant in Section 13(d) of the Agreement that Borrower shall not incur a loss in any fiscal quarter commencing with the fiscal quarter ending September 30, 2008.

The initial Loan Agreement was filed by the company as an exhibit to its Report on Form 8-K dated July 31, 2007. The amendments to the Agreement dated February 8, 2008 and June 30, 2009 are being filed as exhibits to this Report.

On August 12, 2009 the outstanding principal balance on the loan from Gerber was $1,586,004, and there was also outstanding approximately $6,298 in interest and fees accrued on this loan.

On August 12, 2009 the company announced that on a preliminary and unaudited basis it expects to incur a net loss for its fourth fiscal quarter ended June 30, 2009 of approximately $4.0 million before giving effect to an impairment charge for intangible assets.

Default Letter Dated August 13, 2009

On August 13, 2009 the company received a default letter (“Default Letter”) from Gerber that Gerber subsequently rescinded and that is attached as an exhibit to this Report. The Default Letter stated among other things that:

“[T]the following Event of Default has occurred and is continuing under the Loan Agreement:  [The Borrower's] failure to generate a positive Net Income for the fiscal quarter ending June 30, 2009. As required by Section 13(d) of the Loan Agreement Nutrition 21 shall not incur a Net Loss in any fiscal quarter commencing with the fiscal quarter ending September 30, 2008 and each fiscal quarter end thereafter.

“As a result of this Event of Default, Gerber is hereby exercising its right to accelerate and declare immediately due and payable all Obligations. Demand is hereby made for immediate payment in full of all Obligations which as of August 12, 2009 are not less than $1,586,004.00 plus interest, expenses, costs and fees. Please pay the foregoing amount in full to Gerber on or before August 27, 2009 at 10:00 am (EDT). Upon such payment, we will advise you of any amounts of interest, costs and fees which then remain due and payable by Nutrition 21 to Gerber.

“If payment in full is not made on or before August 27, 2009, Gerber may elect to proceed to enforce the remedies that are available to Gerber, including, but not limited to, foreclosing and realizing upon the liens and security interests created under the Credit Documents and exercising any and all other rights at law or in equity.

“Gerber reserves its rights and remedies under the Credit Documents and applicable law including, without limitation, to enforce its security interest in the Collateral and exercise its other rights and remedies against Nutrition 21 immediately or at any subsequent time or times.”

Waiver of Default, Rescission of Default Letter and Entry into Forbearance Agreement

On August 18, 2009, Gerber delivered to the company a letter that rescinded the Default Letter and waived the default asserted by Gerber in the Default Letter, and entered into a Forbearance Agreement with Borrower. The rescission and waiver letter and the Forbearance Agreement are attached as exhibits to this Report.

Among other things, the Forbearance Agreement provides that:

Gerber will through November 16, 2009 (the “Forbearance Period”) forbear from exercising its rights under the loan documents so long as Borrower complies with the Loan Agreement and the Forbearance Agreement.

During the Forbearance Period, the company’s loan obligations to Gerber will be reduced by a designated portion of the company’s cash receipts that Gerber will retain, and the company’s ability to borrow will be limited as provided in the Forbearance Agreement. Borrower is required to repay all borrowings and discharge all other obligations to Gerber by the end of the Forbearance Period, and no further borrowings will be permitted thereafter.

At the end of the Forbearance Period, Borrower is required to pay to Gerber a Forbearance Fee equal to the sum of 2% of Borrower’s outstanding obligations to Gerber on each of August 27, 2009, September 27, 2009, October 27, 2009 and November 27, 2009.

Gerber will not invoke a cross-default if a default is invoked by the holders of the Iceland Health Notes unless the note holders take any action which impairs the business operations of the company.

Borrower will not incur any debt or grant a security interest without obtaining Gerber’s prior written consent, except for debt to be used to pay off obligations to Gerber.

The above is only a summary of the Loan Agreement, Default Letter and Forbearance Agreement, and is qualified by reference to the actual terms of the agreements and instruments that are referred to in this Report.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.10	Amendment to the Loan Agreement dated February 8, 2008

10.11	Amendment to the Loan Agreement dated June 30, 2009

10.12	Forbearance Agreement dated August 18, 2009 among Nutrition 21, Inc. and certain of its subsidiaries and Gerber Finance Inc.

10.13	Default Letter dated August 13, 2009 from Gerber Finance, Inc.

10.14	Rescission of Default and Waiver letter dated August 18, 2009 from Gerber Finance, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Nutrition 21, Inc. (Registrant)

Date: August 19, 2009	By:	/s/ Michael A. Zeher
Michael A. Zeher
President & Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.10	Amendment to the Loan Agreement dated February 8, 2008

10.11	Amendment to the Loan Agreement dated June 30, 2009

10.12	Forbearance Agreement dated August 18, 2009 among Nutrition 21, Inc. and certain of its subsidiaries and Gerber Finance Inc.

10.13	Default Letter dated August 13, 2009 from Gerber Finance, Inc.

10.14	Rescission of Default and Waiver letter dated August 18, 2009 from Gerber Finance, Inc.